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                                                                    EXHIBIT 10.6
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into this 5th day of October, 2001 (the "Effective Date"), by and between KUPPER PARKER COMMUNICATIONS, INCORPORATED, a New York corporation (hereinafter referred to as "Employer"), and Christopher B. Santry, an individual resident of the State of Connecticut, (hereinafter referred to as "Employee").

         RECITALS:

                  Employer is engaged in the business of advertising and maintains its principal place of business at 8301 Maryland Avenue, St. Louis, Missouri 63105.

                  In connection with such business, Employer desires to employ Employee with the job position title of President, KPC East.

                  This Employment Agreement is entered into in connection with the execution of that certain Stock Purchase Agreement dated October 5, 2001, by and among the Employer, the Employee and Thomas Petrocine (the "Stock Agreement").

                  Employee desires to be employed by Employer with the aforesaid job title.

                  Employer and Employee desire to set forth, in writing, the terms and conditions of their agreements and understandings.

         In consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1. RECITALS; DEFINITIONS. The Recitals above are true and correct and are incorporated herein by this reference. Unless context otherwise requires, capitalized terms used herein shall have the meanings ascribed to them in this
Section 1.

         1.1 BASE COMPENSATION. Shall have the meaning ascribed to it in Section 4.1.

         1.2 BENEFITS. Shall have the meaning ascribed to it in Section 4.5.1.

         1.3 COMPANY REVENUES. Shall mean all revenues of KPC East (including revenues derived from the Stamford, Connecticut office) earned and collected by the end of the applicable period, with such revenues to be calculated in accordance with GAAP with the accounting principles to be applied in the same manner as in audited Company financial statements for the year ended December 31, 2000; provided, however, that Company Revenues shall not include (i) charges that are, or would typically be, paid to an outside vendor and passed through to clients, other than Freelance Costs; (ii) revenues derived from any client, other than Bryan & Stratton, that has outstanding payments owed to the Company, which payments have been outstanding in excess of 119 days; or (iii) for eighteen (18) months after the Effective Date, revenues derived from those existing or prospective clients of the Greenstone Roberts Unit of Employer which are listed on SCHEDULE A. For the avoidance of doubt, Freelance Costs shall not be deducted in calculating Company Revenues, and upon the expiration of eighteen
(18) months after the


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         Effective Date, revenues derived from the existing or prospective clients of the Greenstone Roberts Unit shall be included in Company Revenues.

         1.4 COMPANY. Shall mean Christopher Thomas Associates, Inc., a New York corporation.

         1.5 EFFECTIVE DATE. Shall have the meaning set forth in the preface of this Employment Agreement.

         1.6 EMPLOYEE. Shall have the meaning set forth in the preface of this Employment Agreement.

         1.7 EMPLOYER. Shall have the meaning set forth in the preface of this Employment Agreement.

         1.8 EMPLOYMENT AGREEMENT. Shall mean this Employment Agreement.

         1.9 EMPLOYMENT PERIOD. Shall mean the term of the Employee's employment under this Employment Agreement.

         1.10 FISCAL YEAR. Shall mean the fiscal year of the Employer, from time to time. As of the Effective Date, the Employer's fiscal year begins on November 1 and ends on October 31.

         1.11 FREELANCE COSTS. Shall mean amounts charged to clients for services such as copywriting, art direction, media consulting, marketing consulting, storyboarding and advertising production, regardless of whether such services are performed by employees of the Company or by outside vendors.

         1.12 INCENTIVE COMPENSATION. Shall mean all rights of the Employee to receive grants of Stock Options and all payments from the Employer to the Employee under this Employment Agreement, exclusive of Base Compensation.

         1.13 KPC EAST. Shall mean the Company and the Greenstone Roberts Unit of Employer.

         1.14 NON-SOLICITATION PERIOD. Shall have the meaning ascribed to it in
Section 6.2.

         1.15 PROPRIETARY ITEMS. Shall have the meaning ascribed to it in
Section 6.4.

         1.16 STOCK AGREEMENT. Shall have the meaning ascribed to it in the Recitals.

         1.17 STOCK OPTION. The right to acquire shares of the Employer's common stock under the terms of the Stock Option Plan and a stock option agreement in substantially the form attached hereto as SCHEDULE B.

         1.18 STOCK OPTION PLAN. Shall mean the stock option plan adopted by the Employer pursuant to the 1988 Stock Option Plan of Greenstone Roberts Advertising.


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         1.19 TERM. Shall mean either the Initial Term or the Renewal Term, as each are defined in Section 2.

         1.20 THRESHOLD AMOUNT. With respect to the Initial Term, "Threshold Amount" shall mean $4,500,000. With respect to any Renewal Term, "Threshold Amount" shall mean the positive difference, if any, between Company Revenues for the subject Fiscal Year and Company Revenues for the prior Fiscal Year.

2. TERM OF EMPLOYMENT. Employer shall employ Employee in the capacity above set forth. The Initial term of such employment is deemed to have commenced as of the Effective Date and shall continue until December 31, 2003 (the "Initial Term"), unless sooner terminated in accordance with the provisions of ss.5 hereof; thereafter, this Employment Agreement, and all terms and provisions hereof, shall be automatically extended for additional one (1) year periods (each a "Renewal Term"), unless terminated in accordance with the provisions of ss.5 hereof or unless either party provides the other, at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, with written notice of such party's election not to extend this Employment Agreement.

3. DUTIES OF EMPLOYEE.

         3.1 DUTIES. In accepting such employment, Employee shall undertake and assume the responsibility of performing for and on behalf of Employer such duties as shall be assigned to Employee at any time by any officer of the Employer or the Employer's Board of Directors, so long as such duties are consistent with Employee's title as President of KPC East; provided, however, that Employee shall not be required to assume duties unrelated to KPC East without Employee's consent. It is understood and agreed that Employee's principal duties on behalf of Employer at the date of execution hereof shall include, but not be limited to: client development; overseeing all advertising for clients; direction of other employees; supervision of billings, expenses, and payroll. It is further understood and agreed that any modification in or expansion of Employee's duties hereunder shall not result in any modification (increase or decrease) of Employee's compensation described in ss.4 hereof, unless such a modification shall be agreed to, in writing, by Employee and Employer. Employee's office shall be in the greater New York metropolitan area at all times, subject to necessary travel.

         3.2 FULL-TIME. Employee covenants and agrees that he will, at all times, faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from Employee pursuant to the express terms hereof. Employee understands that his duties require his full-time efforts, and Employee agrees to abide by working hours, office assignment and conditions of employment established by Employer. Employer agrees that Employee's office shall be within the greater New York metropolitan area. Employee will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer.

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4. COMPENSATION.

         4.1 BASE COMPENSATION.

                  4.1.1 Initial Term. During the Initial Term, Employer shall pay Employee, and Employee shall accept from Employer, in payment for Employee's services to be rendered for Employer hereunder, a gross annual base salary of Two Hundred Thousand and No/100 Dollars ($200,000.00) to be paid to Employee in equal bi-monthly installments of Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($8,333.33) less applicable withholding and deductions therefrom ("Base Compensation"); provided, however, that the Base Compensation shall be reduced by an amount equal to 1/2 of the amounts paid by the Company under the bonus program, with such deductions to be made in accordance with SCHEDULE C attached hereto.

                  4.1.2 Renewal Term. During any Renewal Term, Employer shall pay Employee, and Employee shall accept from Employer, in payment for Employee's services to be rendered for Employer hereunder, a Base Compensation not less than the greater of (i) five percent (5%) of anticipated Company Revenues; or the Employee's Base Compensation for the previous year.

         4.2 STOCK OPTION. Employee shall receive a Stock Option for at least fifty thousand (50,000) shares of the Employer's common stock upon (i) the date of this Employment Agreement; (ii) the first anniversary thereof; and (iii) each anniversary thereafter during the term of this Employment Agreement.

         4.3 ADDITIONAL BENEFITS. In addition to, and not in limitation of the other compensation referred to in this in Section 4, Employee may receive from
Employer:

                  (i)  Stock Option awards in addition to those described in
                       Section 4.2;

             and

                  (ii) cash bonuses based upon Employee's performance,

each of which may be granted only in the sole discretion of the Compensation Committee of Employer's Board of Directors.

         4.4 REIMBURSEMENT OF BUSINESS EXPENSES. Employee is hereby authorized by Employer to incur reasonable, ordinary and necessary business expenses for conducting or promoting Employer's business, including expenditures for travel and entertainment. Employer shall reimburse Employee for all such business expenses, provided that Employee submits to Employer an account book, diary, or similar record in which Employee has recorded, at or near the time each expenditure was made, (1) the amount of the expenditure, (2) the time, place and nature of the travel or entertainment expense, (3) the business reason for the expenses and the business benefit derived or expected to be derived therefrom, and (4) the names, occupations, and other data concerning individuals entertained sufficient to establish their business relationships to Employer.

         The right to reimbursement is also subject to the requirement that Employee submit to Employer supporting documents, such as receipts or paid bills, sufficient to establish the amount,

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date, place, and essential character of (1) any expenditure for lodging while traveling away from home and (2) any other expenditure in excess of One Hundred Dollars ($100.00) or more.

         4.5 FRINGE BENEFITS.

                  4.5.1 Benefits. Employee shall enjoy benefits equal to similarly situated executives employed by Employer (collectively, the "Benefits"). Without limiting the foregoing, Employee shall have the right to participate in Employer's health insurance program and 401(k) Plan, under the terms thereof, including such terms affecting waiting periods for participation.

                  4.5.2 Insurance. Employer shall maintain and pay all premiums with respect to the Phoenix Mutual life insurance policy No. 2,729,736 insuring the lives of Employee and Thomas Petrocine. Employee and Mr. Petrocine shall continue to have the right to designate their respective beneficiaries under such policy and the accumulated cash value and death benefit under such policy shall be payable to the Employee and Mr. Petrocine. The Employer shall have the right to recover, however, from any death benefit paid under the policy, the total amount of all premiums paid by the Employer with respect to such policy.

         4.6 ADDITIONAL INCENTIVES.

                  4.6.1 Initial Term. During the Initial Term, additional cash incentives shall be payable by Employer, in annual payments made no later than thirty (30) days after the end of the Employer's Fiscal Year, in an amount equal to three percent (3%) of the Company Revenues for each such Fiscal Year that are in excess of the applicable Threshold Amount.

                  4.6.2 Renewal Term. During each Renewal Term, additional cash incentives shall be payable by Employer, in annual payments made no later than thirty (30) days after the end of the Employer's Fiscal Year, in an amount equal to five percent (5%) of the applicable Threshold Amount.

                  4.6.3 Proration. For the period between the Effective Date and October 31, 2001, and for any period for which the Employee is entitled to receive Incentive Compensation upon termination or expiration of employment where such termination or expiration occurs at other than the end of a Fiscal Year, the cash incentives referred to in this Section 4.6 shall be paid on a prorated Threshold Amount, with such proration to be calculated as follows:

                           (i) For the period between the Effective Date and
                  October 31, 2001, the prorated Threshold Amount shall be equal to the product of (x) $4,500,000, and (y) a fraction, the numerator of which is the number of whole months between the Effective Date and October 31, 2001, and the denominator of which is 12.

                           (ii) For any other period during the Initial Term for
                  which Employee is entitled to Incentive Compensation upon termination or expiration of employment when such termination or expiration occurs other than the end of a Fiscal Year, the prorated Threshold Amount shall be equal to the product of (x) $4,500,000, and (y) a fraction, the numerator of which is the number of whole months between the termination date and the beginning of the Fiscal Year immediately preceding the termination date, and the denominator of which is 12.


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                           (iii) For any period during the Renewal Term for
                  which the Employee is entitled to Incentive Compensation upon termination or expiration of employment, when such termination or expiration occurs other than the end of a Fiscal Year, the prorated Threshold Amount shall be equal to the product of (x) the applicable Threshold Amount, and (y) a fraction, the numerator of which is the number of whole months between the termination date and the beginning of the Fiscal Year immediately preceding the termination date, and the denominator of which is 12.

5. TERMINATION

         5.1 EVENTS OF TERMINATION. This Agreement may be terminated and the Employment Period, the Base Compensation, and Incentive Compensation will terminate (except as otherwise provided in this Section 5):

                           (i) upon the death of the Employee;

                           (ii) upon the disability of the Employee (as defined
                  in Section 5.2) with such termination to be effective immediately upon written notice from either party to the other;

                           (iii) for cause (as defined in Section 5.3), with
                  such termination to be effective immediately upon written notice from the Employer to the Employee, or at such later time as such notice may specify;

                           (iv) for failure to agree (as defined in Section 5.4)
                  with such termination to be effective immediately upon written notice from either of the Employer or the Employee to the other; or

                           (v) for good reason (as defined in Section 5.5) with
                  such termination to be effective immediately upon written notice from the Employee to the Employer.

         5.2 DEFINITION OF DISABILITY. For purposes of Section 5.1, the Employee will be deemed to have a "disability" if, for physical or mental reasons, the Employee is unable to perform a material portion of the Employee's duties under this Employment Agreement for 120 days (whether consecutive or non-consecutive) during any twelve month period.

         5.3 DEFINITION OF "FOR CAUSE". For purposes of Section 5.1, the phrase "for cause" means: the Employee's material breach of this Employment Agreement or the Stock Agreement; (ii) a knowing misrepresentation involving the Employer, fraud, or theft; gross neglect of the Employee's duties; or (iv) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is the punishment; provided, however, that with respect to cause arising out of clauses (i) and (iii) of this Section 5.3, the Employer must have given the Employee written notice of such cause and thirty (30) days in which to cure such cause, and provided, further, that with respect to clause (i) of this
Section 5.3, if any such breach cannot reasonably be cured within thirty (30) days, the Employer may not terminate if the Employee has commenced with

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diligence to cure such breach within such thirty (30) day period and diligently proceeds to continue to do so.

         5.4 DEFINITION OF "FAILURE TO AGREE". For purposes of Section 5.1, the phrase "failure to agree" means the Employer and Employee are unable to agree upon the anticipated Company Revenues (within the meaning of Section 4.1.2) within thirty (30) days of the beginning of any Renewal Term.

         5.5 DEFINITION OF "FOR GOOD REASON". For purposes of Section 5.1, the phrase "for good reason" means the Employer's material breach of this Employment Agreement or the Stock Agreement; provided, however, that the Employee must have given the Employer written notice of such breach and thirty (30) days in which to cure such breach, and provided, further, that if any such breach cannot reasonably be cured within thirty (30) days, the Employer may not terminate if the Employee has commenced with diligence to cure such breach within such thirty
(30) day period and diligently proceeds to continue to do so.

         5.6 TERMINATION PAY. Upon the termination of this Employment Agreement, the Employer will be obligated to pay the Employee (or, in the event of his death, the Employee's estate) the compensation provided in this Section 5.6.

                  5.6.1 Termination upon Death. If this Employment Agreement is terminated because of the Employee's death, the Employer will pay the Employee
(i) the Employee's Base Compensation through the date upon which such termination is effective, and (ii) that portion of Employee's Incentive Compensation, if any, for the Fiscal Year during which such termination occurs, prorated, as specified in Section 4.6.3, if such termination occurs other than at the end of a Fiscal Year.

                  5.6.2 Termination upon Disability. If this Employment Agreement is terminated by either party as a result of the Employee's disability, as determined under Section 5.2, the Employer will pay the Employee
(i) the Employee's Base Compensation through the date upon which such termination is effective, and (ii) that portion of Employee's Incentive Compensation, if any, for the Fiscal Year during which such termination occurs, prorated, as specified in Section 4.6.3, if such termination occurs other than at the end of a Fiscal Year.

                  5.6.3 Termination by the Employer for Cause. If the Employer terminates this Employment Agreement for cause, the Employee will be entitled to receive his Base Compensation only through the date such termination is effective, but will not be entitled to any Incentive Compensation for the period during which such termination occurs or any subsequent period; provided, however, that if the Employee was terminated pursuant to Sections 5.3(i) or 5.3(iii) then Employee shall receive that portion of Employee's Incentive Compensation, if any, for the Fiscal Year during which such termination occurs, prorated, as specified in Section 4.6.3, if such termination occurs other than at the end of a Fiscal Year.

                  5.6.4 Termination for Failure to Agree. If this Employment Agreement is terminated by either party as a result of a failure to agree, the Employer will pay the Employee (i) the Employee's Base Compensation through the date upon which such termination is effective, and (ii) that portion of Employee's Incentive Compensation, if any, for the Fiscal Year during which such termination occurs, prorated, as specified in Section 4.6.3, if such termination occurs other than at the end of a Fiscal Year.


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                  5.6.5 Termination by the Employee for Good Reason. If the
Employee terminates this Employment Agreement for good reason, the Employer will pay the Employee (i) the Employee's Base Compensation for the remainder, if any, of the term in which such termination is effective (whether the Initial Term or any Renewal Term), and (ii) that portion of Employee's Incentive Compensation, if any, for the Fiscal Year during which such termination occurs, prorated, as specified in Section 4.6.3, if such termination occurs other than at the end of a Fiscal Year.

                  5.6.6 No Limitation. Nothing in this Section 5.6.6 shall be construed to limit the Employer's or Employee's rights and remedies in the event of a breach of this Agreement or the Stock Agreement.

         5.7 BENEFITS. The Employee's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Employment Agreement, and the Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

         5.8 RETURN OF MATERIALS. Employee agrees that upon the termination of his employment with Employer for any reason whatsoever, he will promptly return to Employer all manuals, records, training manuals and other papers pertaining to transactions handled by Employee, or pertaining to Employer's business and all copies of the same.

         5.9 OWNERSHIP OF ACCOUNTS. All accounts produced by Employee shall become the property of Employer and Employee shall have no right, title or interest in such accounts or any records of Employer pertaining to such accounts.

6. ADDITIONAL COVENANTS OF EMPLOYEE.

         6.1 ACKNOWLEDGEMENT. Employee acknowledges that (i) during the employment period and as a part of his employment, Employee will be afforded access to Confidential Information (as defined below); (ii) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (iii) the Employer has required that Employee make the covenants in this Section as a condition to the consummation of the transactions described in the Stock Agreement; and (d) the provisions of this Section are reasonable and necessary to prevent the improper use or disclosure of Confidential Information. Employee acknowledges that in the course of his employment with Employer pursuant to this Employment Agreement he will become familiar with the Confidential Information concerning Employer and its subsidiaries, affiliates and clients and that his services will be of special, unique and extraordinary value to Employer.

         6.2 NONSOLICITATION.

                  6.2.1 Restriction. Employee agrees that during the period that this Employment Agreement is in effect and for a period of two years thereafter (the "Nonsolicitation Period") he shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of Employer or any of its subsidiaries or affiliates to terminate or abandon his or her employment for any purpose whatsoever, or (ii) call on, service, solicit or otherwise do business, which is competitive with the business of the Employer, with any client of the Employer or any of its

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subsidiaries. The Nonsolicitation Period will be extended by the duration of any violation by Employee of this Section 6.2.1. The term "solicit" shall mean, in addition to its common usages, communications or transactions, whether initiated by the Employee or by a third party.

                  6.2.2 Applicability. If this Employment Agreement is terminated by Employer for any reason other than those set forth in Section 5.1
(i) through (iv), or is terminated by the Employee under Section 5.1(v), then the provisions of Section 6.2.1 shall be of no force or effect upon and following such a termination.

         6.3 CONFIDENTIALITY. Employee shall not make use of or disclose, directly or indirectly, any Confidential Information of Employer or any of its subsidiaries, affiliates or clients. The term "Confidential Information" shall mean any and all:

                  6.3.1 trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned business methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and any other information, however documented, that is a trade secret; and

                  6.3.2 information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and

                  6.3.3 notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

         The foregoing notwithstanding, Confidential Information shall not include any information that the Employee demonstrates: (i) is or becomes known to Employee independently from a person or entity that has a right to make such a disclosure; or (ii) is or becomes generally available to the public other than as a result of a disclosure by the Employee.

         6.4 PROPRIETARY ITEMS. Employee will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of Employee's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Employee recognizes that, as between the Employer and Employee, all of the Proprietary Items, whether or not developed by Employee, are the exclusive property of the Employer. Upon termination of this Employment Agreement by either party, or upon the request of the Employer during the Employment Period, Employee will return to the Employer all of the Proprietary Items in Employee's possession or subject to Employee's control, and Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

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

         6.5 NATURE OF COVENANTS. The covenants by Employee in ss.6 are essential elements of this Employment Agreement, and without Employee's agreement to comply with such covenants, the transactions contemplated by the Stock Agreement would not have been consummated and the Employer would not have entered into this Employment Agreement or employed or continued the employment of Employee. The Employer and Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

         6.6 INDEPENDENT COVENANTS. Employee's covenants in ss.6 are independent covenants and the existence of any claim by Employee against the Employer under this Employment Agreement or the Stock Agreement, will not excuse Employee's breach of any covenant in ss.6.

         6.7 SURVIVAL OF COVENANTS. If Employee's employment hereunder expires or is terminated, this Employment Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Employee in ss.6.

7. REPRESENTATIONS AND WARRANTIES BY EMPLOYEE. Employee represents and warrants to the Employer that the execution and delivery by Employee of this Employment Agreement do not, and the performance by Employee of Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (1) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee; or (2) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

8. MISCELLANEOUS.

         8.1 MODIFICATION OF CONTRACT. No waiver or modification of this Employment Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Employment Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this ss.8.1 may not be waived except as herein set forth.

         8.2 BURDEN AND BENEFIT. This Employment Agreement shall be binding upon, and shall inure to the benefit of, Employer and Employee, and their respective heirs, personal and legal representatives, successors and permitted assigns.

         8.3 GOVERNING LAWS. It is understood and agreed that the construction and interpretation of this Employment Agreement shall at all times and in all respects be governed by the internal laws of the State of Missouri without regard to conflicts of laws principles.


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

         8.4 SEVERABILITY. The provisions of this Employment Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

         8.5 CONSTRUCTION. Throughout this Employment Agreement, the masculine, feminine or neuter genders shall be deemed to include the masculine, feminine and neuter and the singular, the plural and vice versa. The headings of the Sections of this Employment Agreement are for reference only and do not limit, expand or otherwise affect the contents of this Employment Agreement.

         8.6 BLUE PENCILLING. If any covenant in Section 6 of this Employment Agreement is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Employee.

         8.7 NOTICES. All notices, consents, waivers, and other communications under this Employment Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below each party's signature (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

         8.8 AUTHORITY. Employee and Employer each warrant that they have the authority to enter into this Employment Agreement and the transactions contemplated hereby.

         8.9 ENTIRE AGREEMENT. This Employment Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the employment herein referred to, and no representations, promises, agreements or understanding, written or oral, not herein contained shall be of any force or effect.

         8.10 WAIVER OF BREACH. No valid waiver of any provisions of this Employment Agreement at any time shall be deemed a waiver of any other provisions of this Employment Agreement at such time or will be deemed a valid waiver of such provision at any other time.

         8.11 ASSIGNMENT. This is a personal services agreement and neither party may assign its rights and obligations hereunder.

         8.12 PREVAILING PARTY CLAUSE. In the event either party shall bring suit against the other to enforce this Employment Agreement for damages or any other remedy, such as specific performance, resulting from any breach hereof, the prevailing party shall be entitled, in addition to other relief as may be granted, to recover reasonable attorneys' fees and costs from the non-prevailing party.

         8.13 CHANGES IN FISCAL YEAR. The parties agree that any changes in the Employer's Fiscal Year may not disadvantage the Employee with respect to the calculation or payment of the


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

cash incentives referenced in Section 4.6 and that Employee shall have the right to receive payment of such incentives at least once during each twelve-month period after the Effective Date.

         8.14 COUNTERPARTS; FACSIMILE. This Employment Agreement may be signed separately by the Parties on separate multiple counterpart signature pages. Each signature on a separate multiple counterpart signature page shall constitute a signature to the complete Employment Agreement as if the Employment Agreement had been signed by the Parties contemporaneously. Counterparts of this Employment Agreement may be executed and delivered by facsimile transmission, and a facsimile signature shall be binding upon each Party as if it were an original thereof.



         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.
                            SIGNATURE PAGE FOLLOWS.]


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





         IN WITNESS WHEREOF, the Employer and Employee have executed this Employment Agreement as of the day and year first above written.

EMPLOYER                                 EMPLOYEE

Kupper Parker Communications,
Incorporated, a New York corporation

By: /s/ Bruce Kupper                     By: /s/ Chris Santry
   -----------------------------------      ------------------------------------
Printed Name:  Bruce Kupper              Printed Name: Christopher B. Santry
Title:  President


Address: 8301 Maryland Avenue            Address: 51 Forest Avenue, Unit 181
        ------------------------------           -------------------------------
         St. Louis, MO 63105                      Old Greenwich, CT 06870
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